EXHIBIT 99.1

Airspan Networks Announces Results for the Second Quarter of 2005

First WiMAX sales, OEM agreements with Ericsson and Fujitsu, and completion of the ArelNet acquisition

BOCA RATON, Fla.—August 3, 2005 - Airspan Networks Inc. (Nasdaq: AIRN) today announced second quarter financial results for the period ending July 3, 2005. The Company reported revenues for the 2005 second quarter of $20.3 million, up 11% versus the 2004 second quarter. The net loss attributable to common stockholders for the 2005 second quarter was $(0.17) per share versus a loss of $(0.12) per share in the 2004 second quarter.

Second Quarter Business Highlights

•	WiMAX
o	Partnership agreements with Ericsson and Fujitsu
o	Launch of the world’s first self installable WiMAX CPE
o	First WiMAX sales in USA
•	Proximity
o	Continued strong order intake, as Axtel’s network passed the 500,000 subscriber mark
•	WipLL
o	Growing sales, boosting non-Proximity revenues to record quarterly level
o	Gained significant market share versus competitors
o	Signed major new contracts in USA, Russia and Ireland

•	ArelNet / iTone
o	Completed ArelNet acquisition
o	Signed PROTEL Mexico $2.5 million expansion order
o	Launched VoiceMax - integrated VoIP/WiMAX solution

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Financial Results

2005 Second quarter revenue of $20.3 million was 11% higher than the $18.3 million in the 2004 second quarter. Year to date sales were $42.5 million, up 39% versus the same period a year before. Revenues were below earlier guidance primarily because of the previously announced shortage of a component used to make some Proximity products. The component shortage prevented the Company from fulfilling all the Proximity orders it had expected to deliver in the second quarter of 2005.  A new supplier of this component is now fully operational, and the Company has delivered the delayed products in the third quarter.

The Company recorded a gross profit of $5.4 million in the 2005 second quarter, and gross profit as a percentage of revenue (the “gross profit margin”) was 27%. This compared to a gross profit of $6.1 million and a gross profit margin of 33%, in the second quarter of 2004, and a gross profit of $6.9 million, and a gross profit margin of 31% recorded in the first quarter of 2005. The lower margin resulted from increased manufacturing costs, most of which are attributable to the transition to a new Proximity subscriber terminal and higher product pricing demanded by one of our suppliers. The manufacture of that product was shifted to another, more cost efficient supplier during the quarter.

The Company’s second quarter 2005 operating expenses of $12.2 million were up $1.0 million from the second quarter 2004 and up $ 1.7 million from the prior quarter’s operating expenses. The increase was due mainly to a restructuring provision taken in the quarter related to certain facility leaseholds and other items. In addition, the Company incurred some operating costs of ArelNet in the quarter. Net loss for the second quarter of 2005 was $(6.7) million, or $(0.17) per share, compared to a net loss of ($4.4) million, or $(0.12) per share, in the second quarter of 2004.

The Company’s cash balance, including restricted cash, at the end of the second quarter stood at $47.6 million. Cash decreased by $5.7 million in the quarter from $53.3 million at the end of the first quarter 2005, due primarily to the $4.0 million of cash paid to acquire ArelNet. The Company has included the Arelnet acquisition in the second quarter closing balance sheet with a provisional purchase price allocation.

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“It is very exciting to be reporting our first WiMAX sales and the new relationships with significant OEM suppliers,” said Eric Stonestrom, Airspan’s president and chief executive officer. “We were also pleased to note that non-Proximity sales achieved a record high in the second quarter. The ArelNet iTone acquisition was successfully concluded in the quarter and we were able to recognize our first sales of that product. We are seeing great interest in iTone’s VoIP functionality, especially in conjunction with our WipLL and WiMAX offerings.”

“With the Proximity supply chain issues now behind us, the iTone acquisition closed and our first WiMAX revenues booked, we believe we are well set to meet our goals for the full year,” said Peter Aronstam, chief financial officer. “We are looking forward to continuing growth through the year, based on the strong order intake we have experienced for our new WiMAX products coupled with the Proximity backlog and a rapidly growing WipLL business. We also have adequate working capital to handle the anticipated growth.”

Outlook

Mr. Stonestrom also indicated that the Company expects revenues for the third quarter to be approximately $28.5 million.“Our order intake was strong in the last quarter as we gained traction in the pre-WiMAX business. We exceeded internal expectations for WiMAX order intake, and we have put our WiMAX product line on a solid footing with the official commencement of our WiMAX certification in Spain, and the new agreements with end customers and OEMs like Ericsson, Marconi and Fujitsu.”

Investor Conference

The Company has scheduled an investor conference call for 5 p.m. EST today. The dial-in numbers for the live conference call are as follows: US toll-free number is 866-814-1921; international access dial-in number is 1-703-639-1364. Reference the Airspan Networks quarterly conference call.

There will be a live webcast of the conference call available on the investor relations section of the Airspan Web site at http://www.airspan.com. The webcast will also be distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at http://www.companyboardroom.com or by visiting any of the investor sites in CCBN's Individual Investor Network such as America Online's Personal Finance Channel, Fidelity Investments(R) (http://www.fidelity.com) and others. Institutional investors can access the call via CCBN's password protected event management site, StreetEvents (http://www.streetevents.com).

For those who cannot listen to the live broadcast, an audio replay of the call will be available on the Airspan Web site for 30 days. The US toll-free number for the replay is 1-888-266-2081; international access number for the replay is 1-703-925-2533. Please use access code 731289.

About Airspan Networks Inc.

Airspan Networks provides fixed and wireless voice and data systems and solutions, including Voice Over IP (VoIP). Its wireless products serve operators around the world in both licensed and unlicensed frequency bands between 700 MHz and 6 GHz, including both PCS and 3.5GHz international bands. Airspan has a strong wireless product roadmap that includes offerings compliant with the new WiMAX 802.16-2004 standard, and software upgradeability to 802.16e from the time the WiMAX products are introduced. Airspan is on the Board and a founder member of the WiMAX Forum. The Company has deployments with more than 300 operators in more than 95 countries. Airspan’s wireless systems are based on radio technology that delivers excellent area coverage, high security and resistance to fading. These systems can be deployed rapidly and cost effectively, providing an attractive alternative to traditional wired communications networks. Airspan’s new iTone VoIP system is a carrier class, turnkey solution that provides carriers with Class 4 and Class 5 solutions. i-Tone’s design provides customers; carriers, next-generation telcos, cellular providers and ITSP with a wide range of solutions with the best price/performance system for IP telephony. Airspan also offers radio planning, network installation, integration, training and support services to facilitate the deployment and operation of its systems. Airspan is headquartered in Boca Raton, Florida with its main operations center in Uxbridge, United Kingdom.

More information on Airspan can be found at http://www.airspan.com

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management, may be deemed to be forward-looking statements. The words “targets”, "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions or negative variations thereof are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Investors and others are therefore cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements. These risk factors include, without limitation, (i) a slowdown of expenditures by communication service providers; (ii) increased competition from alternative communication systems; (iii) the failure of our existing or prospective customers to purchase products as projected; (iv) our inability to successfully implement cost reduction or containment programs; (v) a loss of any of our key customers; (vi) our ability to integrate iTone into our operations and to sell iTone products through our existing sales force; (vii) our ability to retain Axtel, Mexico, as our largest customer; and (viii) our ability to continue to sell the Proximity products on terms and conditions comparable to those currently utilized. The Company is also subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, as amended by Amendment No.1 on Form 10-K/A, for the year ended 31 December, 2004. You should read those factors as being applicable to all related forward-looking statements wherever they appear in this press release. We do not assume any obligation to update any forward-looking statements.

For Investment and Media Inquiries, contact:
Peter Aronstam
Senior Vice President & Chief Financial Officer
Airspan Networks, Inc.
Tel: +1 561 893-8682
Fax: +1 561 893-8681
Email: paronstam@airspan.com

Second Quarter 2005 Earnings - page of 6

Second Quarter 2005 Earnings - page of 6